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                                                                    Exhibit 23.1

              REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT OF
                         KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
BroadVision, Inc.:

      The audit referred to in our report dated January 26, 1999, except as to the section of Note 1 entitled "Stock Splits," which is as of March 13, 2000, included the related financial statement schedule for the year ended December 31, 1998, included in the Annual Report on Form 10-K of BroadVision, Inc. for the year ended December 31, 2000. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

      We consent to incorporation by reference in the registration statements (Nos. 333-35114, 333-62619, 333-14057, 333-34732 and 333-31756) on Forms S-8 and
S-4 of BroadVision, Inc. of our reports dated January 26, 1999, except as to the section of Note 1 entitled "Stock Splits," which is as of March 13, 2000, relating to the consolidated statements of operations, stockholders' equity, and cash flows of BroadVision, Inc. and subsidiaries for the year ended December 31, 1998, and related financial statement schedule, which reports are included herein.

                                                                        KPMG LLP

Mountain View, California
March 30, 2001